POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Frederick Kulevich, Debra Wasserman, Jody Andersen and Shannon Toolis, signing singly, the undersigned's true and lawful attomey-in-fac t to: (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 144 under the Securities Act of 1933 ("Rule 144"), or any rule or regulation of the SEC; enroll the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”); serve as an account administrator for the undersigned’s account in EDGAR Next, which includes, among other things, the power to: (i) appoint and remove account administrators, users, technical administrators and delegated entities; (ii) submit, or cause a person or entity so appointed to submit, filings through the EDGAR Next system on behalf of the undersigned; (iii) manage the undersigned’s EDGAR access codes; and (iv) modify and annually confirm the information in the undersigned’s EDGAR Next account; and delegate authority to CDW Corporation (the "Company"), or cause the Company to accept a delegation of authority, as a delegated entity for the undersigned’s EDGAR Next account; execute for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and Rule 144 (including Forms 3, 4, and 5, Forms 144, and any successor forms) (the "Section 16 Reports") with respect to the equity securities of the Company; (2) (3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attomey-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-in-fact's discretion. The powers granted above may be exercised by each such attomey-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting. (5) The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attomey-in-fact, or such attomey-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attomeys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144. This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of July, 2025.

Signature: Mukesh Kumar

Name: Mukesh Kumar

State of Illinois)
) **SS.**
County of DuPage)

This remote online notarization occurred on this 25th day of July, **2025**, before me, **Heather Leigh Bardeleben**, a Notary Public commissioned in the State of Illinois, when **Mukesh Kumar**, the principal named in the attached Power of Attorney document, personally appeared before me via two-way audio-video communication.

The identity of the principal was confirmed through satisfactory evidence using credential analysis and identity proofing, as required under 5 ILCS 312/6-105 and the administrative rules adopted by the Illinois Secretary of State.

The principal acknowledged executing the Power of Attorney document voluntarily and for the purposes stated therein.

(Seal)

Notarized online using audio-video communication

Official Seal
Heather Leigh Bardeleben
Notary Public, State of Illinois
Commission No. 499027
My Commission Expires August 08, 2028

Heather Leigh Bardeleben

Heather Leigh Bardeleben, Notary Public
Commission Number: 499027
My Commission Expires: 08/08/2028
This notarization was performed using audio-video communication technology

Signature Page to Power of Attorney